TWENTY THIRD AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This TWENTY THIRD AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of January 1, 2025, is by and between EQUITABLE FINANCIAL LIFE INSURANCE COMPANY (f/k/a AXA Equitable Life Insurance Company and prior thereto f/k/a The Equitable Life Assurance Society of the United States), a New York life insurance company, having offices at 1345 Avenue of the Americas, New York, New York 10105 (“Equitable Financial”), and EQUITABLE NETWORK, LLC (f/k/a AXA Network, LLC), a Delaware limited liability company having offices at 1345 Avenue of the Americas, New York, New York 10105 (“General Agent”).

Equitable Financial and the General Agent hereby modify and amend the General Agent Sales Agreement, dated as of January 1, 2000, between Equitable Financial and General Agent (as previously amended, the “Sales Agreement”) to amend and restate Schedule 1 of Exhibit A of the Sales Agreement to reflect the addition of a new variable life insurance product, VUL Optimizer® Series 166.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty Third Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY		EQUITABLE NETWORK, LLC

By:		By:
Name:	Robin M. Raju	Name:	Frank Massa
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF January 1, 2025

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of January 1, 2025 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between Equitable Financial Life Insurance Company and Equitable Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable Financial and, where applicable, fund-based basis points, in respect of such policy as more particularly set forth in the following tables:

Compensation on Variable Life Insurance Products other than COLI 04, VUL (PHI Code: 6550), Incentive Life Legacy® II and III, VUL Legacy® Series 160, VUL Incentive Life ProtectSM Series 164, Incentive Life Optimizer® II and III, VUL Optimizer® Series 160, VUL Optimizer® Series 166, Survivorship Incentive Life LegacySM, VUL Survivorship Series 160, Corporate Owned Incentive Life®, COIL Institutional SeriesSM 160, COIL Institutional SeriesSM 162 and Equitable AdvantageSM:

Type of Premium	Percentage
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals	11.0%

Compensation on COLI ‘04

Type of Premium	Percentage
First Policy Year
Qualifying First Year Premiums up to Target	50.0%
Excess Premiums	8.5%

Renewals	11.0%

Compensation on VUL (PHI Code: 6550)

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	40.0%
Excess Premiums	0.0%

Renewals	11.0%

Compensation on renewals and 2014 and later sales of Incentive Life Legacy® II and III, VUL Legacy® Series 160, VUL Incentive Life ProtectSM Series 164, Incentive Life Optimizer® II, Survivorship Incentive Life LegacySM, VUL Survivorship Series 160, and Corporate Owned Incentive Life®:

Type of Premium	Percentage
First Policy Year

Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals for Incentive Life Legacy® II and III, VUL Legacy® Series 160, VUL Incentive Life ProtectSM Series
164 and Incentive Life Optimizer® II
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.
VUL Incentive Life ProtectSM Series 164	1.9%
Other Listed Products	2.5%

Renewals for Survivorship Incentive Life LegacySM and VUL Survivorship Series 160
Policy Years 2-5	7.0%
Policy Years 6-10	5.0%
Policy Years 11 et seq.	3.3%

Renewals for Corporate Owned Incentive Life®
Policy Years 2-4	10.0%
Policy Years 5-7	7.5%
Policy Years 8-10	3.5%
Policy Years 11-15	3.0%
Policy Years 16 et seq.	2.0%

Compensation on Non-Variable Life Insurance Products other than Simplified Issue Term, Term Series 151X, 156, and 160, BrightLife® Term Series 157, Term-in-10SM and IUL Protect and BrightLife® IUL and SIUL Series:

Type of Premium	Percentage
First Policy Year

Scheduled Premiums
One Year Term Life (including all Term One and BrightLife Term One Series)	10% (5% for issue ages 80 and above	)
Other non-variable life insurance products	99.0%
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals – Policy Years 2-5	8.0%

Renewals – Policy Years 6 et seq.
All Athena UL and Indexed UL Series	3.0%
Equitable Financial Universal Life products	3.0%
Equitable Financial Interest Sensitive Whole Life	3.0%
Other non-variable life insurance products	8.0%

Compensation on renewals and 2014 and later sales of Term Series 151X and 156:

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10SM	7.0%
Term 15SM	10.5%
Term 20SM	14.25%
ARTSM	7.65%

Renewals – Policy Years 6-10
Term 10SM	0.0%
Term 15SM	1.0%
Term 20SM	1.0%
ARTSM	3.15%

Compensation on renewals and 2014 and later sales of Simplified Issue Term

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
Term 10SM	0.25%
Term 15SM	0.25%
Term 20SM	0.25%

Compensation on IUL Protect and BrightLife® IUL and SIUL Series:

Type of Premium	Percentage
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.0%
Policy Years 6-10	3.0%
Policy Years 11 et seq.
BrightLife® Protect and IUL Protect	1.0%
BrightLife® Grow	2.0%

Compensation on Incentive Life Optimizer® III, VUL Optimizer® Series 160 and VUL Optimizer® Series 166:

Type of Premium	Percentage
Heaped Compensation
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	8.5%

Renewals
Policy Years 2-5	5.8%
Policy Years 6-10	3.8%
Policy Years 11 et seq.	2.5%
Asset Based Commissions on Unloaned Account Value	10 bps

Policy Years 11 et seq.

Semi-Heaped Compensation
First Policy Year
Qualifying First Year Premiums up to Target	58.7%
Excess Premiums	8.5%

Renewals
Policy Years 2-5, up to Target	15.0%
Policy Years 2-5, Excess Premiums	7.0%
Policy Years 6-7, up to Target	13.0%
Policy Years 6-7, Excess Premiums	5.0%
Policy Years 8-10	2.0%
Policy Years 11 et seq.	1.5%

Asset Based Commissions on Unloaned Account Value Policy Years 8 et seq.	30 bps

Liquidity Rider (only applies to Incentive Life Optimizer® III, not VUL Optimizer® Series 160 or VUL Optimizer® Series 166)
First Policy Year
Qualifying First Year Premiums up to Target	36.7%
Excess Premiums	8.5%

Renewals
Policy Years 2-5, up to Target	8.0%
Policy Years 2-5, Excess Premiums	7.0%
Policy Years 6-7, up to Target	6.0%
Policy Years 6-7, Excess Premiums	5.0%
Policy Years 8-10	2.0%
Policy Years 11 et seq.	1.5%
Asset Based Commissions on Unloaned Account Value
Policy Years 8 et seq.	30 bps

Compensation on COIL Institutional SeriesSM 160:

Type of Premium	Percentage
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	6.0%

Renewals
Policy Years 2-4, up to Target	8.6%
Policy Years 2-4, Excess Premiums	4.75%

Policy Years 5-7, up to Target	6.2%
Policy Years 5-7, Excess Premiums	3.75%
Policy Years 8-10, up to Target	3.45%
Policy Years 8-10, Excess Premiums	2.75%
Policy Years 11-15, up to Target	2.25%
Policy Years 11-15, Excess Premiums	1.2%
Policy Years 16 et seq., up to Target	1.2%
Policy Years 16 et seq., Excess Premiums	0.5%

Asset Based Commissions on Account Value
Policy Years 2-10	15 bps
Policy Years 11-20	10 bps
Policy Years 21 et seq.	5 bps

Compensation on COIL Institutional SeriesSM 162:

Type of Premium	Percentage
First Policy Year
Qualifying First Year Premiums up to Target	99.0%
Excess Premiums	4.51%

Renewals
Policy Years 2-4, up to Target	6.45%
Policy Years 2-4, Excess Premiums	3.56%
Policy Years 5-7, up to Target	4.65%
Policy Years 5-7, Excess Premiums	2.81%
Policy Years 8-10, up to Target	2.59%
Policy Years 8-10, Excess Premiums	2.06%
Policy Years 11-15, up to Target	1.69%
Policy Years 11-15, Excess Premiums	0.91%
Policy Years 16 et seq., up to Target	0.91%
Policy Years 16 et seq., Excess Premiums	0.38%

Compensation on Equitable AdvantageSM

Type of Premium	Percentage
First Policy Year
First Year Premiums up to Target	8.5%
Excess Premiums	3.5%

Renewals
Policy Year 2 up to Target	14.0%
Policy Year 2 Excess Premiums	5.0%
Policy Years 3-5 up to Target	12.75%
Policy Years 3-5 Excess Premiums	5.0%
Policy Years 6-7 up to Target	10.75%
Policy Years 6-7 Excess Premiums	3.0%
Policy Years 8-10	3.0%
Policy Years 11 et seq.	2.0%

Compensation on BrightLife® Term Series 157, Term Series 160, and Term-in-10SM:

Type of Premium	Percentage
First Policy Year	99.0%

Renewals – Policy Years 2-5
10-year level premium plan	6.5%
15-year level premium plan	9.0%
20-year level premium plan	11.75%
ART (not applicable to Term-in-10SM )	5.15%

Renewals – Policy Years 6-10
ART (not applicable to Term-in-10SM )	3.15%